February 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Nicholas-Applegate Fund, Inc.
               File Nos. 33-38461 and 811-5019

Ladies and Gentlemen:

          On behalf of Nicholas-Applegate Fund, Inc., enclosed for filing under the Investment Company Act of l940 are:

          (l) One copy of the Rule 24f-2 Notice; and

          (2) Opinion of counsel to the Fund

     These documents have also been filed using the EDGAR system.
A fee in the amount of $14,401 has been wired to the Fund's account at Mellon Bank.

If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7521.

     Please acknowledge receipt via EDGAR.

                                   Very truly yours,


                                   /s/ Deborah A. Docs
                                   Deborah A. Docs
                                   Assistant Secretary


Enclosures

cc: Michael Glazer, Esq.
    (Paul, Hastings, Janofsky & Walker)





GEF-297.LTR